SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 22, 2010
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 22, 2010, SAI Holdings, Inc. (“SAI”) and Penson Financial Services, Inc. (“PFSI”), two subsidiaries of Penson Worldwide, Inc. (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Schonfeld Group Holdings LLC (“SGH”), Schonfeld Securities, LLC (“Schonfeld”), and Opus Trading Fund LLC (“Opus”) that amends and clarifies certain terms of the asset purchase agreement dated November 20, 2006 entered into between SAI and Schonfeld as filed with the Securities and Exchange Commission by the Company on November 21, 2006, as amended (the “Asset Purchase Agreement”). The Letter Agreement, among other things, for purposes of determining the total payment due to Schonfeld under the earnout provision of the Asset Purchase Agreement: (i) removes the payment cap; (ii) clarifies that PFSI has no obligation to compress tickets across subaccounts (unless PFSI does so for other of its correspondents at a later date); and (iii) reduces the SunGard synergy credit from $2,900,000 to $1,450,000 in 2010 and $1,000,000 in 2011. The Letter Agreement also assigns all of Schonfeld’s responsibilities under the Asset Purchase Agreement to its parent company, SGH, and extends the initial term of Opus’s portfolio margining agreement with PFSI from April 30, 2017 to April 30, 2019. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is included as Exhibit 2.1 hereto, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
2.1 Letter Agreement, dated April 22, 2010, by and among SAI Holdings, Inc., Penson Financial Services, Inc., Schonfeld Group Holdings LLC, Schonfeld Securities, LLC and Opus Trading Fund LLC.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: April 28, 2010	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Letter Agreement, dated April 22, 2010, by and among SAI Holdings, Inc., Penson Financial Services, Inc., Schonfeld Group Holdings LLC, Schonfeld Securities, LLC and Opus Trading Fund LLC.